UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 12, 2016, City Office REIT, Inc. (the “Company”), through two joint venture limited partnerships (the “Joint Ventures”) with RP Portfolio, LLC, a Florida limited liability company (“RP Portfolio”), closed on the acquisition of the Research Park Collection located in Orlando, Florida (“Research Park Collection”) for $49.8 million, exclusive of closing costs. Research Park Collection was previously owned by G&I V Technology Point LLC, G&I V University Tech LLC, G&I V Research Commons LLC and G&I V RPP Land LLC. The Company expects to acquire a 95% interest in the Joint Ventures, with the remaining interest to be acquired by RP Portfolio, effective upon the closing of the financing for the acquisition. An affiliated subsidiary of the Company is acting as the general partner of each Joint Venture. The Research Park Collection property includes five Class A office buildings and a ten acre land parcel within the Central Florida Research Park. The Research Park Collection’s five buildings total 272,192 square feet of net rentable area and are currently 93% leased.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for the Research Park Collection will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b) Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of the Research Park Collection will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: July 14, 2016	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer